Exhibit 99

CACI Reports Results for Its Fiscal 2016 First Quarter

Net income of $33.8 million, up 8.6 percent

Revenue of $822.4 million

Cash from operations of $78.5 million

Record backlog of $10.6 billion, up 21.7 percent

Reiterates FY16 annual guidance

ARLINGTON, Va.--(BUSINESS WIRE)--October 28, 2015--CACI International Inc (NYSE MKT: CACI), a leading information solutions and services provider to the federal government, announced results today for its first fiscal quarter ended September 30, 2015.

CEO Commentary and Outlook

Ken Asbury, CACI’s President and CEO, said, “Our performance this quarter was strong, with positive revenue and net income growth and solid cash flow. This is a good start to our FY16 and keeps us on track to achieve organic revenue and net income growth for the full fiscal year. We won key new business and a significant number of recompetes that reflects our continued excellence in program delivery. Our backlog increased almost 22 percent to a record level of $10.6 billion. These results give us confidence to reiterate our guidance for the full fiscal year. We remain focused on our three-part strategy of winning new business, delivering operational excellence, and deploying our capital for growth to generate long-term value for our shareholders.”

First Quarter Results

(in millions except per-share data)	Q1, FY16	Q1, FY15	% Change
Revenue	$822.4	$814.7	0.9%
Operating income	$64.5	$60.1	7.4%
Net income attributable to CACI	$33.8	$31.1	8.6%
Diluted earnings per share	$1.37	$1.29	6.3%

Revenue for the first quarter of Fiscal Year 2016 (FY16) increased slightly compared to the first quarter of Fiscal Year 2015 (FY15), driven by growth on existing contracts, new business, and acquired revenue. The increase in operating income was due primarily to the factors for the increase in revenue and from lower depreciation and amortization expense. Cash provided by operations in the quarter was $78.5 million.

Additional Financial Metrics

	Q1, FY16	Q1, FY15	% Change
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)	$79.3	$77.2	2.6%
Diluted adjusted earnings per share, a non-GAAP measure	$1.84	$1.81	1.8%
Days sales outstanding	58	61

First Quarter Awards and Contract Funding Orders

Our contract awards were $1.9 billion in the first quarter of FY16. Over half of our awards in the quarter were recompeted business. Some of our awards during the quarter included:

  A $102 million ceiling, five-year, single award to provide litigation support services and electronic discovery for the Securities and Exchange Commission. This award represents continuing work in our Investigation and Litigation Support market area.
  A $90 million ceiling, five-year, single award to enhance and sustain the National Public Warning System for the Federal Emergency Management Agency. This award represents new and continuing work in our Enterprise IT market area.
  A $63.5 million, 20-month contract by the Naval Air Warfare Center Aircraft Division (NAWCAD) to continue our support for NAWCAD's Special Communications Mission Solutions Division. This award represents continuing work in our Communications and Command and Control market areas.
  A $50 million, two-year task order to support the U.S. Army Intelligence and Information Warfare Directorate's (I2WD) Innovative Intelligence Solutions program. This award represents continuing business in our Intelligence Systems and Support market area.

Contract funding orders in the first quarter were $1.1 billion. Our total backlog at September 30, 2015 was $10.6 billion, an increase of 21.7 percent, compared with $8.7 billion at the end of the first quarter of FY15. Funded backlog at September 30, 2015 was $2.3 billion, an increase of 10.1 percent, compared with $2.1 billion at September 30, 2014.

First Quarter Highlight

CACI entered into a cooperative research and development agreement with a federal government agency to address the escalating unmanned aircraft systems (UAS) safety challenges that airports are facing nationwide. CACI’s proprietary technology detects, identifies, and tracks both UAS and UAS operators who are inadvertently or unlawfully flying in restricted airspace. Our solution will be tested in the airport environment to address the UAS threat and ensure compatibility with existing complex airport communications systems.

CACI Reiterates Its FY16 Guidance

We are reiterating the FY16 guidance we issued on August 12, 2015. The favorable variance in the first quarter compared to our initial expectations was due primarily to timing related to award fees, performance on various programs, and some product sales. This resulted in recognition of income earlier than planned for this fiscal year. The table below summarizes our FY16 guidance ranges and represents our views as of October 28, 2015:

(In millions except for tax rate and earnings per share)	FY 2016 Guidance
Revenue	$3,300 - $3,500
Net income attributable to CACI	$130 - $140
Effective corporate tax rate	38.5%
Diluted earnings per share	$5.24 - $5.65
Diluted weighted average shares	24.8

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, October 29, 2015 during which members of our senior management team will be making a brief presentation focusing on first quarter results and operating trends followed by a question-and-answer session. You can listen to the conference call and view the accompanying exhibits over the Internet by logging on to our homepage, www.caci.com, at the scheduled time, or you may dial 877-303-9143 and enter the confirmation code 30813819. A replay of the call will also be available over the Internet beginning at 1:00 PM Eastern Time Thursday, October 29, 2015 and can be accessed through our homepage (www.caci.com) by clicking on the CACI Investor Info button.

CACI provides information solutions and services in support of national security missions and government transformation for Intelligence, Defense, and Federal Civilian customers. A Fortune magazine World’s Most Admired Company in the IT Services industry, CACI is a member of the Fortune 1000 Largest Companies, the Russell 2000 Index, and the S&P SmallCap 600 Index. CACI provides dynamic careers for over 16,300 employees in 120 offices worldwide. Visit www.caci.com.

There are statements made herein which do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and globally; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, implementation of spending cuts (sequestration) under the Budget Control Act of 2011; changes in budgetary priorities or in the event of a priority need for funds, such as homeland security; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (GWACs) and/or schedule contracts with the General Services Administration; the ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in our Securities and Exchange Commission filings.

CACI-Financial

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended
	9/30/2015	9/30/2014	% Change
Revenue	$822,442	$814,726	0.9%
Costs of revenue
Direct costs	537,424	536,604	0.2%
Indirect costs and selling expenses	205,700	200,827	2.4%
Depreciation and amortization	14,811	17,236	-14.1%
Total costs of revenue	757,935	754,667	0.4%
Operating income	64,507	60,059	7.4%
Interest expense and other, net	9,182	9,080	1.1%
Income before income taxes	55,325	50,979	8.5%
Income taxes	21,523	19,722	9.1%
Net income	33,802	31,257	8.1%
Noncontrolling interest	-	(127)
Net income attributable to CACI	$33,802	$31,130	8.6%

Basic earnings per share	$1.40	$1.32	5.7%
Diluted earnings per share	$1.37	$1.29	6.3%

Weighted average shares used in per share computations:
Basic	24,208	23,565
Diluted	24,629	24,104

Statement of Operations Data (Unaudited)

	Quarter Ended
	9/30/2015	9/30/2014	% Change
Operating income margin	7.8%	7.4%
Tax rate	38.9%	38.8%
Net income margin	4.1%	3.8%

EBITDA*	$79,269	$77,247	2.6%
EBITDA margin	9.6%	9.5%

Adjusted net income attributable to CACI*	$45,340	$43,608	4.0%
Diluted adjusted earnings per share	$1.84	$1.81	1.8%

*See Reconciliation of Net Income to Earnings before Interest, Taxes, Depreciation and Amortization and to Adjusted Net Income on page 8.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)
	9/30/2015	6/30/2015
ASSETS:
Current assets
Cash and cash equivalents	$28,999	$35,364
Accounts receivable, net	546,964	596,155
Prepaid expenses and other current assets	53,707	44,941
Total current assets	629,670	676,460

Goodwill and intangible assets, net	2,383,250	2,384,998
Property and equipment, net	61,290	63,689
Other long-term assets	130,852	131,969
Total assets	$3,205,062	$3,257,116

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$38,965	$38,965
Accounts payable	48,392	56,840
Accrued compensation and benefits	178,469	185,830
Other accrued expenses and current liabilities	116,182	118,046
Total current liabilities	382,008	399,681

Long-term debt, net of current portion	954,913	1,029,335
Other long-term liabilities	359,189	347,828
Total liabilities	1,696,110	1,776,844

Shareholders' equity	1,508,952	1,480,272
Total liabilities and shareholders' equity	$3,205,062	$3,257,116

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Three Months Ended
	9/30/2015	9/30/2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$33,802	$31,257
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	14,811	17,236
Amortization of deferred financing costs	577	691
Stock-based compensation expense	3,638	2,620
Provision for deferred income taxes	7,885	9,139
Undistributed loss (earnings) of unconsolidated ventures	49	(79)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	48,190	47,117
Prepaid expenses and other assets	(10,869)	977
Accounts payable and accrued expenses	(9,945)	1,986
Accrued compensation and benefits	(6,949)	(1,068)
Income taxes receivable and payable	(785)	3,666
Other liabilities	(1,931)	(1,810)
Net cash provided by operating activities	78,473	111,732

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,479)	(3,361)
Purchase of business, net of cash acquired	(2,767)	-
Other	(765)	1,125
Net cash used in investing activities	(8,011)	(2,236)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments under credit facilities	(74,741)	(70,391)
Proceeds from employee stock purchase plans	801	932
Repurchases of common stock	(794)	(925)
Payment of taxes for equity transactions	(2,340)	(5,883)
Other	834	2,991
Net cash used in financing activities	(76,240)	(73,276)
Effect of exchange rate changes on cash and cash equivalents	(587)	(689)
Net (decrease) increase in cash and cash equivalents	(6,365)	35,531
Cash and cash equivalents, beginning of period	35,364	64,461
Cash and cash equivalents, end of period	$28,999	$99,992

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)
	Quarter Ended
(dollars in thousands)	9/30/2015		9/30/2014		$ Change	% Change
Department of Defense	$543,519	66.1%	$554,298	68.0%	$(10,779)	-1.9%
Federal Civilian Agencies	225,423	27.4%	208,245	25.6%	17,178	8.2%
Commercial and other	53,500	6.5%	52,183	6.4%	1,317	2.5%
Total	$822,442	100.0%	$814,726	100.0%	$7,716	0.9%

Revenue by Contract Type (Unaudited)
	Quarter Ended
(dollars in thousands)	9/30/2015		9/30/2014		$ Change	% Change
Cost reimbursable	$387,998	47.2%	$374,143	45.9%	13,855	3.7%
Fixed price	289,301	35.2%	292,110	35.9%	(2,809)	-1.0%
Time and materials	145,143	17.6%	148,473	18.2%	$(3,330)	-2.2%
Total	$822,442	100.0%	$814,726	100.0%	$7,716	0.9%

Revenue Received as a Prime versus Subcontractor (Unaudited)
	Quarter Ended
(dollars in thousands)	9/30/2015		9/30/2014		$ Change	% Change
Prime	$742,578	90.3%	$725,979	89.1%	$16,599	2.3%
Subcontractor	79,864	9.7%	88,747	10.9%	(8,883)	-10.0%
Total	$822,442	100.0%	$814,726	100.0%	$7,716	0.9%

Contract Funding Orders Received (Unaudited)
	Quarter Ended
(dollars in thousands)	9/30/2015	9/30/2014	$ Change	% Change
Contract Funding Orders	$1,128,476	$1,349,896	$(221,420)	-16.4%

Direct Costs by Category (Unaudited)
	Quarter Ended
(dollars in thousands)	9/30/2015		9/30/2014		$ Change	% Change
Direct labor	$270,464	50.3%	$258,119	48.1%	$12,345	4.8%
Other direct costs	266,960	49.7%	278,485	51.9%	(11,525)	-4.1%
Total direct costs	$537,424	100.0%	$536,604	100.0%	$820	0.2%

Selected Financial Data (Continued)

Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA) and to Adjusted Net Income
(Unaudited)

The Company views EBITDA, EBITDA margin, Adjusted Net Income and Diluted Adjusted Earnings Per Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We believe Adjusted Net Income is a significant driver of long-term value and is used by investors to measure our performance. This measure in particular assists readers in further understanding our results and trends from period-to-period by removing certain non-cash items that do not impact the cash flow performance of our business. EBITDA is defined by us as GAAP net income attributable to CACI plus net interest expense, income taxes, and depreciation and amortization. EBITDA margin is EBITDA divided by revenue. Adjusted Net Income is defined by us as GAAP net income attributable to CACI plus stock-based compensation expense, depreciation and amortization, amortization of financing costs, and non-cash interest expense, net of related tax effects. Diluted Adjusted Earnings Per Share is Adjusted Net Income divided by diluted weighted-average shares, as reported. EBITDA and Adjusted Net Income as defined by us may not be computed in the same manner as similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended
(dollars in thousands)	9/30/2015	9/30/2014	% Change
Net income attributable to CACI	$33,802	$31,130	8.6%
Plus:
Income taxes	21,523	19,722	9.1%
Interest expense, net	9,133	9,159	-0.3%
Depreciation and amortization	14,811	17,236	-14.1%
EBITDA	$79,269	$77,247	2.6%

	Quarter Ended
(dollars in thousands)	9/30/2015	9/30/2014	% Change
Revenue, as reported	$822,442	$814,726	0.9%
EBITDA	$79,269	$77,247	2.6%
EBITDA margin	9.6%	9.5%

	Quarter Ended
(dollars in thousands)	9/30/2015	9/30/2014	% Change
Net income attributable to CACI	$33,802	$31,130	8.6%
Plus:
Stock-based compensation	3,638	2,620	38.9%
Depreciation and amortization	14,811	17,236	-14.1%
Amortization of financing costs	577	691	-16.5%
Less:
Related tax effect	(7,488)	(8,069)	-7.2%
Adjusted net income attributable to CACI	$45,340	$43,608	4.0%

	Quarter Ended
(shares in thousands)	9/30/2015	9/30/2014	% Change
Diluted weighted average shares, as reported	24,629	24,104
Diluted earnings per share	$1.37	$1.29	6.3%
Diluted adjusted earnings per share	$1.84	$1.81	1.8%

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown, Executive Vice President,
Public Relations
(703) 841-7801
jbrown@caci.com
or
Investor Relations:
David Dragics, Senior Vice President,
Investor Relations
(866) 606-3471
ddragics@caci.com